EXHIBIT 16.1
      LETTER OF BILLIE J. ALLRED, CPA re: CHANGE OF CERTIFYING ACCOUNTANT

BILLIE J. ALLRED
CERTIFIED PUBLIC ACCOUNTANT
4625 South Ash Avenue, Suite J-1
Tempe, Arizona  85282
Tel. (602) 820-2092/ Fax (602) 820-4584

July 1, 1996

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549

RE:  Alanco Environmental Resources Corporation/(Commission File Number 0-9347)

I agree with the statements made in paragraph 1 through 3 under item 4 in the Form 8-K report of Alanco Environmental Resources Corporation dated April 16,1996 and as amended on June 26, 1996.

My report on the financial statements for the fiscal years ended June 30, 1995 and 1994 contained a qualification based upon the Registrant's ability to continue as a going concern. Except for this qualification, the reports have not contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. There has been nodisagreement with the Registrant on any matter of principles or practices, financial statement disclosure or auditing scope or procedure. I have not advised the registrant that the internal controls necessary for the registrant to develop reliable financial statements do not exist. Nor have I advised the Registrant that information has come to my attention that has led me to no longer be able to rely on management's representations, or that has made me unwilling to be associated with the financial statements prepared by management. I have not advised the registrant of the need to expand significantly the scope of my audit, or that information has come to my attention that if further investigated may materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent me from rendering an unqualified audit report on those financial statements), or cause me to be unwilling to rely on management's representations or be associated with the registrant's financial statements. Nor have I advised the registrant that information has come to my attention that I have concluded materially impacts the fairness or reliability of either
(i) a previously issued audit report or the underlying financial statements, or
(ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to my satisfaction, would prevent it from rendering an unqualified audit report on those financial statements). Nor have I advised the registrant of any other reportable event.

/s/ Billie J. Allred
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Billie J. Allred CPA

cc:  John Haggar